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                                                                    Exhibit 21.1



SUBSIDIARY                              JURISDICTION OF ORGANIZATION
----------                              ----------------------------

Gregg Industries, Inc.,                          California
Cast Alloys, Inc.,                               California
Advanced Cast Products, Inc.,                     Delaware
Mercer Forge Corporation                          Delaware
Belcher Corporation                               Delaware
Mercer Forge Corporation                          Delaware
Dalton Corporation                                Indiana
Dalton Corporation, Warsaw
 Manufacturing Facility                           Indiana
Dalton Corporation, Kendallville
 Manufacturing Facility                           Indiana
Deeter Foundry, Inc.                              Nebraska
Dalton Corporation, Stryker
 Machining Facility Co.                            Ohio
Dalton Corporation, Ashland
 Manufacturing Facility                            Ohio
Peerless Corporation                               Ohio
A&M Specialties, Inc.                          Pennsylvania
Neenah Transport, Inc.                          Wisconsin